AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT is made as of this              day of                 , 2011, by and among DWS Variable Series I, DWS Investment Distributors, Inc., Deutsche Investment Management Americas Inc. and First Great-West Life & Annuity Insurance Company (“First Great-West”) ( collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into to a Fund Participation Agreement dated May 1, 1999, as amended, (the “Agreement”); and

WHEREAS, the Parties desire to add additional First Great-West separate accounts to the Agreement; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

WHEREAS, the Parties to the Agreement desire to add additional portfolio investment options to the Account; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule B of the Agreement and replacing it with the Schedule B attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1. The first paragraph of the Agreement is deleted in its entirety and replaced with the following:

“THIS AGREEMENT, made and entered into as of this 1st day of May, 1999 by and among FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter “FGWL&A”), a New York life insurance company, on its own behalf and on behalf of its separate accounts described in Schedule A (the “Account(s)”);

DWS VARIABLE SERIES I, a Massachusetts business trust organized under the laws of Massachusetts (hereinafter, the “Fund”); DWS INVESTMENTS DISTRIBUTORS, INC. (the “Underwriter”), a Delaware corporation, and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., a Delaware corporation (the “Adviser”).

2. Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto; and

3. Schedule B is hereby deleted in its entirety and replaced with the Schedule B attached hereto; and

4. All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the              day of                     , 2011.

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY
By its authorized officer,

By:	/s/ Susan Gile
Name:
Title:
Date:

DWS VARIABLE INVESTMENT SERIES I
By its authorized officer,

By:	/s/ Rita Rubin
Name:	Rita Rubin
Title:	Asst. Secretary
Date:

DWS INVESTMENTS DISTRIBUTORS, INC.

By its authorized officer,

By:	/s/ Michael Woods
Name:	Michael Woods
Title:	CEO
Date:	12/13/11

By:	/s/ Alban Miranda
Name:	Alban Miranda
Title:	COO
Date:	12/13/11

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.,

By its authorized officer,

By:	/s/ Alban Miranda
Name:	Alban Miranda
Title:	COO
Date:	12/13/11

By:	/s/ [unintelligible]
Name:	[unintelligible]
Title:	Director
Date:

SCHEDULE A

Separate Accounts

Name of Separate Accounts

First Great-West Life & Annuity Insurance Company Accounts:

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

SCHEDULE B

Authorized Funds

Any Portfolios which are available and open to new investors on or after the effective date of this Agreement.